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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2026
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Hinge Health, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-42657	81-1884841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Market Street, Suite 700
San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 726-2206
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	HNGE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Tyler Sloat as Class I Director
On March 16, 2026, the Board of Directors (the “Board”) of Hinge Health, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Tyler Sloat to serve as a member of the Board, effective immediately. Mr. Sloat will serve as a Class I director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2026, and until Mr. Sloat’s successor shall have been duly elected and qualified, or until his earlier death, resignation, disqualification or removal. Mr. Sloat has been appointed as Chair of the Compensation Committee of the Board (the “Compensation Committee”) and as a member of the Audit Committee of the Board (the “Audit Committee”).
Mr. Sloat has served as Chief Operating Officer of Freshworks Inc., a customer and employee engagement software company, since August 2024 and as its Chief Financial Officer since April 2020. From September 2010 to April 2020, Mr. Sloat served as Chief Financial Officer of Zuora Inc., a subscription service management software company. Mr. Sloat holds a B.A. in Economics from Boston College and an M.B.A. from Stanford University Graduate School of Business. He is also a registered (inactive) Certified Public Accountant in the state of California.

Mr. Sloat will receive the standard compensation received by non-employee directors under the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”). The Director Compensation Program was previously filed by the Company as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2026 (File No. 001-42657) and is incorporated by reference herein. Pursuant to the Director Compensation Program, Mr. Sloat was granted an initial award of restricted stock units (“RSUs”) with a value of $400,000, effective on his Board appointment date, vesting annually over three years following the grant date, subject to continued service. Consistent with the Director Compensation Program, Mr. Sloat will receive the following annual cash compensation (pro-rated for partial service during the 2026 fiscal year): (a) currently $40,000 for his service on the Board, (b) currently $15,000 for his service as the Chair of the Compensation Committee and (c) currently $10,000 for his service on the Audit Committee. Mr. Sloat has elected to receive these cash fees as RSUs, as permitted by the Director Compensation Program. If Mr. Sloat is serving on the Board as of the date of the annual meeting of the Company’s stockholders, he will receive an annual award of RSUs, currently with a value of $200,000 granted on such annual meeting date, beginning at the Company’s 2027 annual meeting of stockholders. Additionally, the RSUs will vest in full upon a consummation of a Change in Control (as defined in the Company’s 2025 Incentive Award Plan), subject to Mr. Sloat’s continued service to the Company.

There is no arrangement or understanding between Mr. Sloat and any other persons pursuant to which Mr. Sloat was selected as a member of the Board. There are also no family relationships between Mr. Sloat and any director or executive officer of the Company and no transaction involving Mr. Sloat that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In connection with his appointment, and in accordance with the Company’s customary practice, the Company will enter into its standard form of indemnification agreement with Mr. Sloat. The form of indemnification agreement was previously filed by the Company as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on April 7, 2025 (File No. 333-285682) and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hinge Health, Inc.

Date:	March 17, 2026	By:	/s/ James Budge
James Budge, Chief Financial Officer